Exhibit 99.1 Press release
NovaBay Pharmaceuticals (NBY) Plans to Consolidate its Stock Listing
on the American Stock Exchange (AMEX)

EMERYVILLE, CA – December 31, 2008 – NovaBay Pharmaceuticals, Inc. (AMEX & TSX: NBY, http://www.novabaypharma.com), a clinical stage company developing non-antibiotic anti-infective compounds, for the treatment or prevention of a wide range of bacterial, fungal, and viral infections without inducing resistance, has notified the Toronto Stock Exchange (TSX) of its intent to voluntarily remove its listing of  common stock from the TSX in order to consolidate trading on the American Stock Exchange.

NovaBay is in compliance with all applicable TSX continued listing standards.  NovaBay’s decision to consolidate the listing of its common stock is a cost saving step that will eliminate expenses associated with TSX listing fees. Given that less than 2% of the trading of NovaBay stock was on the TSX in 2008, NovaBay believes that all investors will be adequately served by the existing listing on the AMEX exchange.  This will permit NovaBay to reduce expenses associated with listing fees, professional fees and other administrative costs.  NovaBay will continue to comply with all regulatory filings required in both USA and Canada.

Thomas Paulson, Chief Financial Officer of NovaBay, commented that “As a result of a variety of expense reduction moves, including this voluntary listing consolidation, NovaBay now has a plan in place to enable the company to continue its aggressive development efforts of the Aganocide compounds without being dependent upon raising money in the current depressed market.  While we intend to access the capital markets opportunistically, our current budget, including continued Alcon research funding, should enable us to continue with our development plans for approximately another two years without having to depend, in the near term, on new funding or on the completion of any new licensing or collaboration agreements.”

About NovaBay
NovaBay Pharmaceuticals, Inc. is a clinical stage biopharmaceutical company focused on developing innovative non-antibiotic, antimicrobial product candidates targeting the treatment or prevention of a wide range of infections in hospital and non-hospital environments. NovaBay has discovered and is developing a class of non-antibiotic anti-infective compounds, which it has named Aganocide compounds, which are based upon small molecules that are generated by white blood cells that defend the body against invading pathogens. NovaBay believes that Aganocide compounds could form a platform on which to create a variety of products to address differing needs in the treatment and prevention of bacterial and viral infections,  including Staphylococcus aureus (including resistant strains known as MRSA), without developing resistance, a serious problem that invariably plagues all antibiotics. NovaBay has entered into a licensing and research collaboration agreement with an affiliate of Alcon, Inc. for use of the Aganocide compounds in the eye, ear and sinus, and in contact lens solutions.

NovaBay®, Aganocide®, AgaDerm™, AgaNase™, and NeutroPhase™ are trademarks of NovaBay Pharmaceuticals, Inc. All other trademarks and trade names are the property of their respective owners.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, based upon management’s current expectations, assumptions, estimates, projections and beliefs.  These forward-looking statements can often be identified by words such as “expects”, “intends”, “plans”, “believes”, “estimates”, “may”, “will”, and similar expressions, and variations or negatives of these words.  These statements include, but are not limited to, statements regarding the development and potential benefits of, and the market opportunities for, or the potential commercialization of NovaBay’s product candidates, as well as the timing of any such development or commercialization.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to difficulties or delays in discovery, development, testing, regulatory approval, production and marketing of the company’s product candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the product candidates, the uncertainty of patent protection for the company’s intellectual property or trade secrets, the company’s ability to obtain additional financing as necessary and unanticipated research and development and other costs and other risks detailed from time to time in NovaBay’s filings with the Securities and Exchange Commission including the annual report on Form 10-K for the year ended December 31, 2007.  The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Investor Relations:
Theresa Granados
Head of Investor Relations
510-899-8870
tgranados@novabaypharma.com

or:
The Investor Relations Group
Investor Relations:
Adam Holdsworth / James Carbonara
Media Relations:
Janet Vasquez / Laura Colontrelle
212-825-3210